EXHIBIT 4.13.14
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 14 (this “Supplement”) dated as of September 1, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009, as amended by Amendment No. 1, dated as of January 21, 2010, as further amended by Amendment No. 2 and Incremental Term Loan Assumption Agreement, dated as of May 4, 2010 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto, (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement, dated as of January 21, 2010 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

     SECTION 10. The New U.S. Subsidiary is a corporation duly incorporated under the law of Minnesota.

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

ULTRA PAC, INC.
By	/s/ Helen Golding
Name: Helen Golding
Title: Assistant Secretary
Address: 6641 West Broad Street, Richmond, VA 23230 Legal Name: Ultra Pac, Inc. Jurisdiction of Formation: Minnesota

THE BANK OF NEW YORK MELLON, as Collateral Agent
By	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 1
Names

Change in Identity
	Other Legal Names	or Corporate Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Ultra Pac, Inc.	None	None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Organizational
			Identification	Chief Executive Office or
	Jurisdiction of	Form of	Number	Registered Office Address
Grantor	Organization	Organization	(if any)	(including county)
Ultra Pac, Inc.	Minnesota	Corporation	5M-225	National Registered Agents, Inc. 590 Park Street, Suite 6, St. Paul, MN 55102 (Ramsey County, Minnesota)

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons
that Possess any Collateral (including
Grantor	county)
Ultra Pac, Inc.	None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Ultra Pac, Inc.	Office of the Secretary of State Retirement Systems of Minnesota Building 60 Empire Drive, Suite 100 St. Paul, MN 55103

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

			Number of Equity	Percentage of
Grantor	Issuer	Certificate Number	Interests	Ownership
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

Exact Name of
Mortgaged Property	Exact Name of Owner	Record Owner	Property Address	Filing Office
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY ULTRA PAC, INC.
U.S. Copyright Registrations
None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY ULTRA PAC, INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
EASY OPEN PACKAGE	U	08/341,768	5,704,481

Egg Container	D	29/038,527	D-371,961

Egg Carton	D	29/040,185	D385,780

Base For Angel Food Cakes	D	29/042,365	D371,964

Clamshell Package For Cored Pineapple Fruit	D	29/021,944	D361,714

Shrimp Package With Hinged Lid	D	29/029,304	D364,090

Fruit Container	D	29/025,761	D-360,825

Fruit Container	D	29/040,985	D-379,300

Fruit Container	D	29/050,266	D-380,381

Fruit Container	D	29/052,442	D-385,784

Clamshell Container For Food Items	U	08/382,977	5,497,894

Clamshell Container For Food Items	D	29/034,458	D-365,272

Container for Herbs	D	29/030,361	D-363,022

Bread Tray	D	29/028,296	D-361,514

Blueberry Container	D	29/029,338	D-363,879

BERRY BOX	D	29/024,458	D-361,035

BERRY BOX	D	29/014,482	D-361,036

Stackable Berry Container with Hinged Lid	D	29/045,260	D-377,450

Stackable Berry Container with Hinged Lid	D	29/045,297	D-378,192

Schedule I to
Supplement No. 14 to the
Collateral Agreement

Title	Type	Serial No.	Patent No.
Cake Container	D	29/048,590	D-374,820

Food Container (2 Serving)	D	29/070,002	D-395,985

Food Container (4 Serving)	D	29/069,948	D-395,796

Food Container	D	29/041,784	D-371,940

Food Container	D	29/044,128	D-376,314

Fruit Box	U	08/193,433	5,590,805

Food Package With Hinged Lid	D	29/014,051	D-351,999

Food Package With Hinged Lid	D	29/014,058	D-354,436

Food Package With Hinged Lid	D	29/014,055	D-354,435

SANDWICH CONTAINER	D	29/009,434	D-349,050

LUNCH BOX	D	29/009,749	D-349,633

PASTRY PACKAGE	D	29/012,160	D-352,454

FRUIT CLAMSHELL CONTAINER	D	29/005,991	D-346,552

STORAGE AND DISPLAY CONTAINER FOR FOOD	D	29/005,651	D-346,554

TRAY FOR BAKED GOODS	D	29/004,349	D-345,894

CONTAINER FOR BAKED FOOD PRODUCTS	D	29/004,352	D-345,912

SNACK FOOD CONTAINER WITH LID	D	07/919,122	D-344,660

BERRY BOX	D	29/024,458	D-361,035

BERRY BOX	D	29/014,482	D-361,036

Chicken Container	D	29/073,173	D-394,807

Pie Container	D	29/073,780	D-391,850

Vegetable Container	D	29/084,690	D-421,695

Schedule I to
Supplement No. 14 to the
Collateral Agreement
U.S. Patent Applications
None
Non-U.S. Patents

Title	Country	Serial No.	Patent No.
Clamshell Container For Food Items	Argentina	62,716	62,716

Clamshell Container For Food Items	Mexico	95,741	9271

Clamshell Container For Food Items	New Zealand	26,877	26,877

Blueberry Container	Mexico	95/3348	186,156

Stackable Container with Hinged Lid	Australia	1076/1996	129,952

A Stackable Berry Box Container with Hinged Lid	New Zealand	27,524	27,524

Food Container (2 Serving)	Canada	1997-2635	85,264

Food Container (4 Serving)	Canada	1997-2636	84,760

Food Container	New Zealand	27,101	27,101

Chicken Container	Canada	1997-3145	85,286

Fruit Box	Australia	2249/94	122,837

Fruit Box	Mexico	947,264	187,322

Vegetable Container	Canada	1998-1981	85,896

Box	Australia	559/94	121,365

Berry Box	New Zealand	25,788	25,788
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY ULTRA PAC, INC.
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
ULTRA PAC	2-Dec-97	2,117,754
ULTRA PAC	31-Aug-99	2,273,796
CHICKEN COUPE	13-Oct-98	2,196,677
ULTRALITE BAKEABLES	26-Sep-95	1,922,089
PETEWICH	14-Feb-95	1,878,674
SNACK CLAM	14-Jun-94	1,839,975
SHO-BOWLS	17-Dec-91	1,668,553
U.S. Trademark Applications
None
State Trademark Registrations
None
Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Australia	ULTRA PAC	31-May-04	A631,148

Mexico	ULTRA PAC (and Design)	31-Aug-95	503,026

New Zealand	ULTRA PAC	18-May-01	B237,026

Australia	SHO-BOWLS	6-Mar-96	A645,071

New Zealand	SHO-BOWLS	23-Sep-01	241,359

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Non-U.S. Trademark Applications
None
Trade Names
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Ultra Pac, Inc. as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
II. Licenses/Sublicenses of Ultra Pac, Inc. as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary
Institution
Grantor	(including address)	Type of Account	Account Number
None

Schedule I to
Supplement No. 14 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary
Institution
Grantor	(including address)	Type of Account	Account Number
None